Exhibit 99.2
CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$316,197	$349,689	$1,052,813	$1,008,905
Operating expenses:
Direct operating expenses(1)	186,720	204,177	717,071	758,264
Selling, general and administrative expenses(1)	56,307	62,778	218,911	236,714
Corporate expenses(1)	11,235	8,236	47,869	41,057
Depreciation and amortization	19,743	21,749	74,594	86,489
Impairment charges	16,870	—	16,870	—
Other operating income, net	(1,221)	(3,478)	(2,774)	(4,078)
Operating income (loss)	26,543	56,227	(19,728)	(109,541)
Interest expense, net	(12,182)	(21,524)	(43,579)	(39,618)
Other income (expense), net	37,358	5,235	(44,006)	4,364
Income (loss) before income taxes	51,719	39,938	(107,313)	(144,795)
Income tax benefit (expense)	(7,360)	(2,360)	(8,706)	3,771
Consolidated net income (loss)	44,359	37,578	(116,019)	(141,024)
Less amount attributable to noncontrolling interest	26	98	(40)	98
Net income (loss) attributable to the Company	$44,333	$37,480	$(115,979)	$(141,122)

(1)Excludes depreciation and amortization